EXHIBIT 3.239
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:58 PM 12/06/2002
020749801 — 2964362
SECOND AMENDED AND RESTATED
CERTIFICATE OF FORMATION
OF
TRI-SHELL 22 LLC
Under Section 18-208 of the
Delaware Limited Liability Company Act
This Second Amended and Restated Certificate of Formation of Tri-Shell 22 LLC (the “Company”) has been duly executed and is being filed by the undersigned, as an authorized person, in accordance with the provisions of Section 18-208 of the Delaware Limited Liability Company Act, to again amend and restate the Amended and Restated Certificate of Formation (the “Certificate of Formation”) of the Company, which was filed on October 2, 2002 with the Secretary. of State of Delaware.
1. The original name of the Company was ECMH, LLC and Original Certificate of Formation was filed November 9, 1998.
2. The name of the Company was subsequently changed to Tri-Shell 22 LLC pursuant to the Amended and Restated Certificate of Formation filed October 2, 2002.
3. The Certificate of Formation is hereby again amended and restated in its entirety to read as follows
“FIRST: The name of the Company is Crestwood Hospital LP, LLC.
SECOND: The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.”
IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Formation as of December 6, 2002.
By: /s/Donald P. Fay
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 12/27/2002
020803156 — 2964362
CERTIFICATE OF MERGER
OF
Crestwood Hospital Holdings, Inc.
INTO
Crestwood Hospital LP, LLC
Pursuant to Section 18-209 of the
Delaware Limited Liability Company Act
The undersigned limited liability company DOES HEREBY CERTIFY:
FIRST: The name and the state of formation or organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization

Crestwood Hospital LP, LLC (“Crestwood LP LLC”)	Delaware
Crestwood Hospital Holdings, Inc.	Alabama
(“Crestwood Hospital Holdings”)
SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities to the merger.
THIRD: Crestwood Hospital Holdings shall be merged with and into Crestwood LP LLC, with Crestwood LP LLC being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Crestwood Hospital LP, LLC.
FOURTH: The Certificate of Formation of Crestwood LP LLC at the effective time of the merger shall be the Certificate of Formation of the Surviving Entity.
FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the principal place of business of the Surviving Entity is 5800 Tennyson Parkway, Plano, Texas 75024.
SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any shareholder or member, as the case may be, of either constituent entity.
SEVENTH: This Certificate of Merger shall be effective at 12:05 a.m. (Eastern Standard Time) On January 1, 2003.

IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 23 day of December, 2002.
Crestwood Hospital LP, LLC
By: /s/Donald P. Fay
Executive Vice President/Authorized Person

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